Exhibit 99.1

Contacts: Jay Brown, CFO
Fiona McKone, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE INTERNATIONAL
REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS; RAISES 2013 OUTLOOK

2012 Highlights

•	Reinforced US leadership position in shared wireless infrastructure through key acquisitions

•	Grew AFFO per share by 18% to $3.04

•	$7 billion in financing activities significantly lowering average cost of debt

•	Inclusion in S&P 500 Index

January 23, 2013 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter and year ended December 31, 2012.
"We delivered excellent financial results throughout 2012 and successfully enhanced Crown Castle's position as the leading provider of shared wireless infrastructure in the US by closing on approximately $4 billion in acquisitions," stated Ben Moreland, Crown Castle's President and Chief Executive Officer. "These strategic acquisitions include the acquisition of exclusive rights to approximately 7,100 T-Mobile USA towers; the acquisition of NextG Networks, the industry leader in distributed antenna systems; and the acquisition of 2,300 ground lease related assets from Wireless Capital Partners. We expect these acquisitions to further strengthen our premier portfolio in the US, positioning us for long-term growth in the largest, fastest growing and most profitable wireless market in the world. I believe the growth we are currently experiencing is an early indicator of the important and increasing role Crown Castle's assets and capabilities will play in enabling wireless carriers to meet the mobile broadband demand of consumers."

CONSOLIDATED FINANCIAL RESULTS
Total revenue for the fourth quarter of 2012 increased 30% to $674 million from $519 million for the same period in 2011. Site rental revenue for the fourth quarter of 2012 increased $99 million, or 21%, to $570 million from $471 million for the same period in the prior year. Site rental gross margin, defined as

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site rental revenue less site rental cost of operations, increased $70 million, or 20%, to $421 million in the fourth quarter of 2012 from $351 million in the same period in 2011. Adjusted EBITDA for the fourth quarter of 2012 increased $79 million, or 23%, to $414 million from $335 million in the same period in 2011.
Adjusted Funds from Operations ("AFFO") increased 26% to $243 million in fourth quarter 2012 compared to $193 million in the fourth quarter of 2011. AFFO per share increased 22% to $0.83 in the fourth quarter of 2012 compared to $0.68 in the fourth quarter of 2011. Funds from Operations ("FFO") decreased 52% to $88 million, inclusive of a $117 million loss on retirement of debt in the fourth quarter of 2012, compared to $182 million in the fourth quarter of 2011. FFO per share decreased 53% to $0.30 in the fourth quarter of 2012 compared to $0.64 in the fourth quarter of 2011.
Net loss for the fourth quarter of 2012 was $10 million, inclusive of the aforementioned loss on retirement of debt, compared to net income of $49 million for the same period in 2011. Net loss attributable to CCI stockholders per common share was $0.07 for the fourth quarter of 2012 compared to income of $0.16 in the fourth quarter of 2011.
Site rental revenues for full year 2012 increased 15% to $2.12 billion, up $271 million from $1.85 billion for full year 2011. Site rental gross margin for full year 2012 increased 16% to $1.58 billion, up $213 million from $1.37 billion for full year 2011. Adjusted EBITDA for full year 2012 increased $246 million, or 19%, to $1.55 billion, up from $1.31 billion for full year 2011.
AFFO increased $149 million, or 20%, from $737 million for full year 2011 to $886 million for full year 2012. AFFO per share increased 18% to $3.04 in full year 2012 compared to $2.58 for full year 2011. FFO decreased $13 million, inclusive of a $132 million loss on retirement of debt, from $708 million for full year 2011 to $696 million for full year 2012. FFO per share decreased $0.09 to $2.39 in full year 2012 compared to $2.48 for full year 2011.
Net income for full year 2012 increased to $201 million, inclusive of the aforementioned loss on retirement of debt, compared to $171 million for the same period in 2011. Net income per common share was $0.64 for full year 2012 compared to $0.52 for full year 2011.

T-MOBILE USA TOWER TRANSACTION
In November 2012, Crown Castle completed its transaction to acquire exclusive rights to approximately 7,100 T-Mobile USA ("T-Mobile") towers for cash consideration of approximately $2.5 billion. Crown Castle expects the operating results of the T-Mobile towers to contribute approximately $125 million to $130 million to AFFO in 2013. Further, Crown Castle expects the T-Mobile towers to produce between $260 million and $265 million in site rental revenue and between $95 million and $100 million in Adjusted EBITDA in 2013. The contribution to 2013 Adjusted EBITDA from the T-Mobile towers is expected to be

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net of approximately $25 million to $30 million in adjustments related to straight-line lease accounting and certain adjustments related to the fair market value of certain ground leases for the T-Mobile towers.

FINANCING AND INVESTING ACTIVITIES
During the fourth quarter of 2012, Crown Castle closed on a $1.65 billion senior notes offering, with an interest rate of 5.25% per annum, the proceeds of which were used to fund a portion of the aforementioned T-Mobile tower transaction, with the balance of such transaction funded by cash-on-hand and funds from the revolving credit facility. The $1.65 billion of notes mature in 2023. Crown Castle expects the total cash interest expense on the debt raised to fund the T-Mobile transaction to be approximately $108 million in 2013.
Also during the fourth quarter of 2012, Crown Castle closed on a $1.5 billion senior secured notes offering (the "Notes"), comprised of $500 million of senior secured notes due 2017 and $1.0 billion of senior secured notes due 2023. The Notes due 2017 have an interest rate of 2.38% per annum, and the Notes due 2023 have an interest rate of 3.85%. The weighted average interest rate on the Notes is approximately 3.36%. The proceeds from the Notes, together with funds from the revolving credit facility, were used to repay in full approximately $830 million of the 9% senior notes due 2015 and $965 million of the 7.75% senior secured notes due 2017. The refinancing will reduce Crown Castle's annual consolidated cash interest expense by approximately $85 million.
Further, during the fourth quarter of 2012, Crown Castle increased the size of its $1.0 billion revolving credit facility maturing January 31, 2017 to $1.5 billion. As of January 23, 2013, Crown Castle had approximately $1.3 billion drawn under the revolving credit facility.
During the fourth quarter of 2012, Crown Castle invested approximately $158 million in capital expenditures, comprised of $47 million of land purchases, $18 million of sustaining capital expenditures and $93 million of revenue generating capital expenditures, the latter consisting of $51 million on existing sites and $41 million on the construction of new sites, primarily DAS nodes.
"We had a tremendous 2012 as we completed more than $7 billion of financing activities to refinance existing debt and fund several acquisitions," stated Jay Brown, Crown Castle's Chief Financial Officer. "These financings lowered our total average cost of debt from 6.2% to 4.5% and extended the average maturity of our debt to approximately seven years.  In addition, we were able to grow 2012 AFFO per share to $3.04 per share, an increase of 18% from 2011.  Based on the 2013 Outlook provided in this release, we expect to grow AFFO per share by 21% and generate more than $1.0 billion of cash flow to invest in activities we believe will maximize long-term AFFO per share.  We are excited about the significant growth in our business during 2012 and the opportunities we see for growth in 2013."

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OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").
The following Outlook table is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 1.0 US dollar to 1.0 Australian dollar for first quarter 2013 and full year 2013 Outlook. As reflected in the following table, Crown Castle has increased its full year 2013 Outlook previously issued on October 24, 2012. The changes to the 2013 Outlook are related to the aforementioned T-Mobile tower transaction and the refinancing activities.
The following table sets forth Crown Castle's current Outlook for the first quarter of 2013 and full year 2013:

(in millions, except per share amounts)	First Quarter 2013	Full Year 2013
Site rental revenues	$605 to $610	$2,444 to $2,459
Site rental cost of operations	$172 to $177	$701 to $716
Site rental gross margin	$430 to $435	$1,733 to $1,748
Adjusted EBITDA	$423 to $428	$1,691 to $1,706
Interest expense and amortization of deferred financing costs(a)	$161 to $166	$598 to $608
FFO	$195 to $200	$928 to $943
AFFO	$259 to $264	$1,067 to $1,082
AFFO per share(b)	$0.89 to $0.90	$3.65 to $3.70
Net income (loss)	$(17) to $23	$58 to $159
Net income (loss) per share - diluted(b)	$(0.06) to $0.08	$0.20 to $0.54

(a)
See the reconciliation of "Components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense, including the impact of the retirement of the 9% senior notes and 7.75% secured notes.

(b)	Based on 293 million diluted shares outstanding.
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for January 24, 2013, at 10:30 a.m. eastern time. The conference call may be accessed by dialing 480-629-9645 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on January 24, 2013, through 11:59 p.m. eastern time on January 31, 2013, and may be accessed by dialing 303-590-3030 using access code 4589198. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

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Crown Castle owns, operates, and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 98 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 30,000 and approximately 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures and Other Calculations

This press release includes presentations of Adjusted EBITDA, Funds from Operations and Adjusted Funds from Operations, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, and AFFO are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of FFO and AFFO.

Our measures of Adjusted EBITDA, FFO and AFFO may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by REITs. FFO and AFFO presented are not necessarily indicative of the operating results that would have been achieved had we converted to a REIT, nor are they necessarily indicative of future financial position or operating results. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including as a result of our adjustment to the income tax provision to reflect our estimate of the cash taxes had we been a REIT.

Adjusted EBITDA, FFO and AFFO are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.

Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.

Funds from Operations. Crown Castle defines Funds from Operations as net income plus adjusted tax provision plus real estate depreciation, amortization and accretion.

Adjusted Funds from Operations. Crown Castle defines Adjusted Funds from Operations as Funds from Operations before straight-line revenue, straight-line expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts, and interest rate swaps, other (income) and expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, asset write-down charges and less capital improvement capital expenditures and corporate capital expenditures.

Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.

The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA for the quarters and years ended December 31, 2012 and 2011 is computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
(in millions)
Net income (loss)	(9.6)	48.9	200.9	171.5
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	7.3	8.6	15.5	22.3
Acquisition and integration costs	6.2	1.6	18.3	3.3
Depreciation, amortization and accretion	175.8	139.0	622.6	553.0
Amortization of prepaid leases purchase price adjustments	3.9	—	14.2	—
Interest expense and amortization of deferred financing costs	173.7	127.3	601.0	507.6
Gains (losses) on retirement of long-term obligations	117.4	—	132.0	—
Interest income	(3.5)	(0.1)	(4.6)	(0.7)
Other income (expense)	1.4	0.1	5.4	5.6
Benefit (provision) for income taxes	(70.6)	0.6	(100.1)	8.3
Stock-based compensation expense	12.0	9.2	47.4	36.0
Adjusted EBITDA	413.9	335.2	1,552.7	1,306.9

Adjusted EBITDA for the quarter ending March 31, 2013 and the year ending December 31, 2013 is forecasted as follows:

	Q1 2013	Full Year 2013
(in millions)	Outlook	Outlook
Net income (loss)	$(17) to $23	$58 to $159
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$15 to $25
Acquisition and integration costs	$0 to $4	$10 to $20
Depreciation, amortization and accretion	$188 to $193	$750 to $770
Amortization of prepaid leases purchase price adjustments	$3 to $5	$15 to $17
Interest expense and amortization of deferred financing costs(a)	$161 to $166	$598 to $608
Gains (losses) on retirement of long-term obligations	$36 to $36	$36 to $36
Interest income	$(2) to $0	$(3) to $(1)
Other income (expense)	$0 to $2	$5 to $7
Benefit (provision) for income taxes	$6 to $17	$80 to $105
Stock-based compensation expense	$9 to $11	$41 to $46
Adjusted EBITDA	$423 to $428	$1,691 to $1,706

(a)
See the reconciliation of "Components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense, including the impact of the retirement of the 9% senior notes and 7.75% secured notes.

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FFO and AFFO for the quarter ending March 31, 2013 and the year ending December 31, 2013 are forecasted as follows:

	Q1 2013	Full Year 2013
(in millions)	Outlook	Outlook
Net income	$(17) to $23	$58 to $159
Adjusted tax provision(a)	$6 to $10	$80 to $90
Real estate related depreciation, amortization and accretion	$184 to $187	$731 to $746
FFO	$195 to $200	$928 to $943

FFO (from above)	$195 to $200	$928 to $943
Straight-line revenue	$(47) to $(42)	$(162) to $(147)
Straight-line expense	$19 to $24	$76 to $91
Stock-based compensation expense	$9 to $11	$41 to $46
Non-real estate related depreciation, amortization and accretion	$4 to $6	$19 to $24
Amortization of deferred financing costs, debt discounts and interest rate swaps	$35 to $39	$95 to $106
Other (income) expense	$0 to $2	$5 to $7
Gains (losses) on retirement of long-term obligations	$36 to $36	$36 to $36
Acquisition and integration costs	$0 to $4	$10 to $20
Asset write-down charges	$4 to $6	$15 to $25
Capital improvement capital expenditures	$(6) to $(4)	$(19) to $(17)
Corporate capital expenditures	$(5) to $(3)	$(13) to $(11)
AFFO	$259 to $264	$1,067 to $1,082
Weighted-average common shares outstanding — diluted	293	293
AFFO per share	$0.89 to $0.90	$3.65 to $3.70

(a)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense is lower by the amount of the adjustment.

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FFO and AFFO for the quarters and years ended December 31, 2012 and 2011 are computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$(9.6)	$48.9	$200.9	$171.5
Adjusted tax provision(a)	(72.6)	(0.3)	(106.7)	5.0
Real estate related depreciation, amortization and accretion	170.5	133.7	601.4	531.9
FFO	$88.3	$182.4	$695.5	$708.3
Weighted-average common shares outstanding — diluted	292.5	282.9	291.3	285.9
FFO per share	$0.30	$0.64	$2.39	$2.48

FFO (from above)	88.3	182.4	695.5	708.3
Straight-line revenue	(28.6)	(40.0)	(175.5)	(178.5)
Straight-line expense	16.1	9.5	54.1	39.0
Stock-based compensation expense	12.0	9.2	47.4	36.0
Non-real estate related depreciation, amortization and accretion	5.4	5.3	21.2	21.1
Amortization of deferred financing costs, debt discounts and interest rate swaps	35.7	25.7	109.3	102.9
Other (income) expense	1.4	0.1	5.4	5.6
Losses (gains) on retirement of long-term obligations	117.4	—	132.0	—
Acquisition and integration costs	6.2	1.6	18.3	3.3
Asset write-down charges	7.3	8.6	15.5	22.3
Capital improvement capital expenditures	(10.9)	(5.3)	(21.6)	(14.0)
Corporate capital expenditures	(7.2)	(4.0)	(15.5)	(9.4)
AFFO	$243.0	$193.1	$886.1	$736.7
Weighted-average common shares outstanding — diluted	292.5	282.9	291.3	285.9
AFFO per share	$0.83	$0.68	$3.04	$2.58

(a)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense is lower by the amount of the adjustment.

Other Calculations:

The components of interest expense and amortization of deferred financing costs for three months ended December 31, 2012 and December 31, 2011 are as follows:

	For the Three Months Ended
(in millions)	December 31, 2012	December 31, 2011
Interest expense on debt obligations	$138.0	$101.6
Amortization of deferred financing costs	7.9	3.8
Amortization of adjustments on long-term debt	11.3	4.2
Amortization of interest rate swaps(a)	16.3	17.9
Other	0.1	(0.2)
Interest expense and amortization of deferred financing costs	$173.7	$127.3

(a)	Relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

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The components of interest expense and amortization of deferred financing costs for the quarter ending March 31, 2013 and the year ending December 31, 2013 are forecasted as follows:

	Q1 2013	Full Year 2013
(in millions)	Outlook	Outlook
Interest expense on debt obligations	$126 to $128	$498 to $508
Amortization of deferred financing costs	$9 to $10	$24 to $26
Amortization of adjustments on long-term debt	$11 to $12	$8 to $10
Amortization of interest rate swaps(a)	$15 to $17	$62 to $67
Other	$0 to $0	$1 to $3
Interest expense and amortization of deferred financing costs(b)	$161 to $166	$598 to $608

(a)	Relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

(b)	First quarter and full year 2013 is inclusive of approximately $16 million of non-cash expense related to the the 9% senior notes and the 7.75% secured notes that were retired in January 2013.

Debt balances and maturity dates as of December 31, 2012, pro forma for the aforementioned debt retirements, are as follows:

(in millions)	Face Value	Final Maturity
Revolver	$1,253.0	January 2017
Term Loan A	481.3	January 2017
Term Loan B	1,584.0	January 2019
7.125% Senior Notes	500.0	November 2019
5.25% Senior Notes	1,650.0	January 2023
3.36% Senior Notes	1,500.0	2017/2023
Senior Secured Notes, Series 2009-1(a)	198.5	Various
Senior Secured Tower Revenue Notes, Series 2010-1-2010-3(b)	1,900.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(c)	1,550.0	Various
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(d)	295.9	November 2040
Capital Leases and Other Obligations	92.6	Various
Total Debt	$11,005.3
Less: Cash and Cash Equivalents(e)	$(109.5)
Net Debt	$10,895.8

(a)
The 2009 Securitized Notes consist of $128.5 million of principal as of December 31, 2012 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes Series 2010-1, 2010-2 and 2010-3 have principal amounts of $300.0 million, $350.0 million, and $1,250.0 million with anticipated repayment dates of 2015, 2017, and 2020, respectively.

(c)
The Senior Secured Tower Revenue Notes Series 2010-4, 2010-5 and 2010-6 have principal amounts of $250.0 million, $300.0 million and $1,000.0 million with anticipated repayment dates of 2015, 2017 and 2020, respectively.

(d)
The WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes") were assumed in connection with the WCP acquisition. If WCP Securitized Notes are not repaid in full by their anticipated repayment dates in 2015, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence.

(e)	Excludes restricted cash.

Sustaining capital expenditures for the three months and years ended December 31, 2012 and 2011 are computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Capital Expenditures	$158.0	$82.8	$441.4	$347.9
Less: Land purchases	47.3	32.5	134.2	196.4
Less: Tower improvements and other	51.4	27.7	145.0	82.8
Less: Construction of wireless infrastructure	41.2	13.3	125.1	45.4
Sustaining capital expenditures(a)	$18.1	$9.3	$37.1	$23.4

(a)    Inclusive of corporate and capital improvement capital expenditures.

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Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the contribution and impact of our financing activities and acquisitions, including the T-Mobile, NextG and Wireless Capital Partners transactions referenced herein on our financial and operational results, (ii) qualitative characteristics of the US wireless communications market, (iii) our role in the telecommunications industry, (iv) the contribution to AFFO, site rental revenue and Adjusted EBITDA of the T-Mobile transaction, (v) interest expense related to debt used to fund the T-Mobile transaction, (vi) cash flow, (vii) our investments and the potential benefits derived therefrom, (viii) our growth, (ix) currency exchange rates, (x) site rental revenues, (xi) site rental cost of operations, (xii) site rental gross margin, (xiii) Adjusted EBITDA, (xiv) interest expense and amortization of deferred financing costs, (xv) FFO, (xvi) AFFO, including on a per share basis, (xvii) net income (loss), including on a per share basis, (xviii) our common shares outstanding, and (xix) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•
Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues and reduce demand for our wireless infrastructure and network services.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify and manage those operational risks, such operations may produce results that are less than anticipated.

•	New technologies may significantly reduce demand for our wireless infrastructure and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our wireless infrastructure, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•
The expansion and development of our business, including through acquisitions, increased product offerings, and other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations and financial results.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.

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Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$441,364	$80,120
Restricted cash	575,938	252,368
Receivables, net	192,833	77,258
Deferred income tax assets	193,420	85,385
Prepaid expenses, deferred site rental receivables and other current assets, net	177,769	104,021
Total current assets	1,581,324	599,152
Deferred site rental receivables, net	864,819	621,103
Property and equipment, net	6,917,531	4,861,227
Goodwill	3,119,957	2,035,390
Other intangible assets, net	2,941,696	2,178,182
Long-term prepaid rent, deferred financing costs and other assets, net	629,468	250,042
	$16,054,795	$10,545,096

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$308,675	$202,351
Deferred revenues	241,127	167,238
Current maturities of debt and other obligations	688,056	32,517
Total current liabilities	1,237,858	402,106
Debt and other long-term obligations	10,923,186	6,853,182
Deferred income tax liabilities	31,916	97,562
Below market tenant leases, deferred ground lease payable and other liabilities	910,571	500,350
Total liabilities	13,103,531	7,853,200
Commitments and contingencies
Redeemable convertible preferred stock	—	305,032
CCIC stockholders' equity	2,938,746	2,386,245
Noncontrolling interest	12,518	619
Total equity	2,951,264	2,386,864
	$16,054,795	$10,545,096

News Release continued:	Page 14

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenues:
Site rental	$570,313	$471,331	$2,124,190	$1,853,550
Network services and other	103,774	48,140	308,490	179,179
Total net revenues	674,087	519,471	2,432,680	2,032,729
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	149,483	120,081	539,239	481,398
Network services and other	67,938	28,774	189,750	106,987
General and administrative	58,631	44,568	212,572	173,493
Asset write-down charges	7,298	8,589	15,548	22,285
Acquisition and integration costs	6,186	1,649	18,298	3,310
Depreciation, amortization and accretion	175,843	138,964	622,592	552,951
Total operating expenses	465,379	342,625	1,597,999	1,340,424
Operating income (loss)	208,708	176,846	834,681	692,305
Interest expense and amortization of deferred financing costs	(173,683)	(127,299)	(601,044)	(507,587)
Gains (losses) on retirement of long-term obligations	(117,388)	—	(131,974)	—
Net gain (loss) on interest rate swaps	—	—	—	—
Interest income	3,529	123	4,556	666
Other income (expense)	(1,433)	(147)	(5,392)	(5,577)
Income (loss) before income taxes	(80,267)	49,523	100,827	179,807
Benefit (provision) for income taxes	70,623	(584)	100,061	(8,347)
Net income (loss)	(9,644)	48,939	200,888	171,460
Less: Net income (loss) attributable to the noncontrolling interest	9,861	28	12,304	383
Net income (loss) attributable to CCIC stockholders	(19,505)	48,911	188,584	171,077
Dividends on preferred stock and losses on purchases of preferred stock	—	(4,996)	(2,629)	(22,940)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock and losses on purchases of preferred stock	$(19,505)	$43,915	$185,955	$148,137

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock and losses on purchases of preferred stock, per common share:
Basic	$(0.07)	$0.16	$0.64	$0.52
Diluted	$(0.07)	$0.16	$0.64	$0.52

Weighted average common shares outstanding (in thousands):
Basic	290,816	280,975	289,285	283,821
Diluted	290,816	282,894	291,270	285,947

News Release continued:	Page 15

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$200,888	$171,460
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	622,592	552,951
Gains (losses) on retirement of long-term obligations	131,974	—
Amortization of deferred financing costs and other non-cash interest	109,350	102,943
Stock-based compensation expense	41,944	32,610
Asset write-down charges	15,548	22,285
Deferred income tax benefit (provision)	(110,374)	4,626
	—	—
Other adjustments, net	612	4,122
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	119,709	12,310
Decrease (increase) in assets	(359,686)	(259,853)
Net cash provided by (used for) operating activities	772,557	643,454
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(3,759,475)	(37,551)
Capital expenditures	(441,383)	(347,942)
Other investing activities, net	1,262	(14,372)
Net cash provided by (used for) investing activities	(4,199,596)	(399,865)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	5,250,000	—
Proceeds from issuance of capital stock	258	1,557
Principal payments on debt and other long-term obligations	(80,818)	(35,345)
Purchases and redemptions of long-term debt	(1,978,709)	—
Purchases of capital stock	(36,043)	(303,414)
Purchases of preferred stock	—	(15,002)
Borrowings under revolving credit agreement	1,253,000	283,000
Payments under revolving credit agreement	(251,000)	(189,000)
Payments for financing costs	(78,641)	—
Net decrease (increase) in restricted cash	(288,763)	1,979
Dividends on preferred stock	(2,481)	(19,487)
Net cash provided by (used for) financing activities	3,786,803	(275,712)
Effect of exchange rate changes on cash	1,480	(288)
Net increase (decrease) in cash and cash equivalents	361,244	(32,411)
Cash and cash equivalents at beginning of period	80,120	112,531
Cash and cash equivalents at end of period	$441,364	$80,120
Supplemental disclosure of cash flow information:
Interest paid	$504,494	$404,443
Income taxes paid	3,375	4,340

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
dollars in millions

	Quarter Ended
	3/31/2012					6/30/2012			9/30/2012			12/31/2012
	CCUSA		CCAL		CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$468.1		$29.4		$497.5	$487.8	$29.8	$517.6	$507.2	$31.5	$538.8	$537.9	$32.4	$570.3
Services	47.0		7.2		54.2	62.0	5.9	67.9	78.3	4.3	82.6	98.0	5.8	103.8
Total Revenues	515.1		36.7		551.7	549.8	35.7	585.5	585.5	35.8	621.3	635.9	38.2	674.1

Operating Expenses
Site Rental	113.9		8.9		122.9	123.1	8.5	131.6	126.1	9.3	135.3	140.6	8.9	149.5
Services	26.8		4.7		31.5	36.8	3.4	40.3	46.6	3.4	50.0	63.5	4.4	67.9
Total Operating Expenses	140.7		13.6		154.4	159.9	11.9	171.8	172.7	12.7	185.3	204.1	13.3	217.4

General & Administrative	43.7		7.3		51.0	41.5	5.5	47.1	50.5	5.4	55.9	49.3	9.4	58.6

Add: Stock-Based Compensation	9.0		2.1		11.2	8.1	—	8.0	16.3	(0.1)	16.2	8.4	3.6	12.0
Add: Amortization of prepaid lease purchase price adjustments	2.5	—	—	2,500.0	2.5	3.9	—	3.9	3.9	—	3.9	3.9	—	3.9
Adjusted EBITDA	$342.3		$17.8		$360.1	$360.3	$18.2	$378.5	$382.6	$17.6	$400.2	$394.8	$19.1	$413.9

	Quarter Ended
	3/31/2012			6/30/2012			9/30/2012			12/31/2012
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	76%	70%	75%	75%	71%	75%	75%	71%	75%	74%	73%	74%
Services	43%	35%	42%	41%	42%	41%	40%	20%	39%	35%	24%	35%

Adjusted EBITDA	66%	49%	65%	66%	51%	65%	65%	49%	64%	62%	50%	61%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
dollars in millions

	Quarter Ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Net income (loss)	$50.3	$117.1	$43.2	$(9.6)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3.0	3.6	1.6	7.3
Acquisition and integration costs	1.7	7.5	2.9	6.2
Depreciation, amortization and accretion	139.4	152.5	154.9	175.8
Amortization of prepaid leases purchase price adjustment	2.5	3.9	3.9	3.9
Interest expense, amortization of deferred financing costs	137.5	144.9	144.9	173.7
Gains (losses) on retirement of long-term obligations	7.1	7.5	—	117.4
Interest income	(0.4)	(0.4)	(0.3)	(3.5)
Other income (expense)	1.1	2.2	0.6	1.4
Benefit (provision) for income taxes	6.7	(68.4)	32.3	(70.6)
Stock-based compensation	11.2	8.0	16.2	12.0
Adjusted EBITDA	$360.1	$378.5	$400.2	$413.9

Note: Components may not sum to total due to rounding.

CROWN CASTLE INTERNATIONAL CORP.
Fact Sheet Q4 2011 to Q4 2012
dollars in millions

	Quarter Ended
	12/31/2011		12/31/2012		% Change
CCUSA
Site Rental Revenues	$443.8		$537.9		21%
Ending Towers(b)(d)	22,185		29,833		34%

CCAL
Site Rental Revenues	$27.6		$32.4		17%
Ending Towers(b)	1,598		1,712		7%

Total CCIC
Site Rental Revenues	$471.3		$570.3		21%
Ending Towers(b)(d)	23,783		31,545		33%

Ending Cash and Cash Equivalents(c)	$80.1	*	$109.5	*
Total Face Value of Debt(c)	$6,958.3		$11,005.3
Net Debt(c)	$6,878.2		$10,895.8

Net Leverage Ratios:
Net Debt / Adjusted EBITDA(a)	5.1X		6.3X	(e)
Last Quarter Annualized Adjusted EBITDA	$1,340.9		$1,717.8	(e)

*Excludes Restricted Cash
(a) Based on Face Values.
(b) Exclusive of DAS.
(c) Amounts are after giving effect to the retirement of the 9% senior notes and the 7.75% secured notes in January 2013.
(d) Impacted by the November 30, 2012 acquisition of the T-Mobile towers.
(e) Pro forma for the T-Mobile towers acquired November 30, 2012.
Note: Components may not sum to total due to rounding.